Airgain® Reports First Quarter 2022 Financial Results

San Diego, CA, May 10, 2022 – Airgain, Inc. (Nasdaq: AIRG), a leading provider of advanced wireless connectivity solutions and technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive, today reported financial results for the first quarter ended March 31, 2022.

“We are very pleased to report better than expected financial results for the first quarter” said Airgain’s President and Chief Executive Officer, Jacob Suen. “We saw sequential growth in our top line revenue, our gross margin, and our Adjusted EBITDA. Our Q1 2022 numbers show that the strategic roadmap we have put into place is working and we are building momentum that should carry us into the future.”

First Quarter 2022 Financial Highlights

GAAP

•
Sales of $17.5 million
•
GAAP gross margin of 40.8%
•
GAAP operating expenses of $9.6 million
•
GAAP net loss of $2.5 million or $(0.25) per share

Non-GAAP

•
Non-GAAP gross margin of 41.4%
•
Non-GAAP operating expenses of $7.7 million
•
Non-GAAP net loss of $0.4 million or $(0.04) per share
•
Adjusted EBITDA of $(0.3) million

First Quarter 2022 Financial Results

Sales for the first quarter of 2022 were $17.5 million, of which $6.1 million were generated from the Consumer market, $8.6 million from the Enterprise market, and $2.8 million from the Automotive market. Sales increased by 23.9%, or $3.4 million in the first quarter of 2022 compared to $14.1 million in the fourth quarter of 2021. Consumer sales increased from the fourth quarter of 2021 by $3.6 million primarily due to continued easing of global supply shortages. Enterprise sales increased from the fourth quarter of 2021 by $0.5 million primarily due to higher revenue generated from enterprise WiFi access point products. Automotive sales decreased $0.7 million from the fourth quarter of 2021 primarily due to lower revenue generated from AirgainConnect® products as we worked on product enhancements that resulted in fewer shipments during the quarter, offset by higher revenue from Antenna Plus products. Sales for the first quarter of 2022 remained relatively flat compared to $17.4 million in the same year-ago period.

GAAP gross profit for the first quarter of 2022 was $7.2 million compared to $4.9 million for the fourth quarter of 2021 and $6.9 million in the same year-ago period. Non-GAAP gross profit for the first quarter of 2022 was $7.3 million, compared to $5.0 million for the fourth quarter of 2021 and $7.3 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP gross margin for the first quarter of 2022 was 40.8%, compared to 34.4% for the fourth quarter of 2021 and 39.7% in the same year-ago period. The increase in gross margin compared to the fourth quarter of 2021 was primarily due to favorable sales mix including increased sales of Consumer products which yield a higher gross margin as well as lower materials and other production related costs. The increase in gross margin for the first quarter of 2022 compared to the same year-ago period was primarily due to the previous one-time amortization expense from the inventory step-up in relation to the NimbeLink acquisition in the same year-ago period but offset by increased reserves for inventory and warranty in the first quarter of 2022 and the slight decrease in materials and production costs.

Non-GAAP gross margin for the first quarter of 2022 was 41.4% compared to 35.1% for the fourth quarter of 2021 and 42.2% in the same year-ago period. The increase in non-GAAP gross margin from the fourth quarter of 2021 was primarily due to favorable sales mix including increased sales of consumer products which yield a higher gross margin as well as lower materials and other production related costs. The decrease in non-GAAP gross margin from the same year ago period was primarily due to the previous one-time prior year period amortization of inventory step-up (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP operating expenses for the first quarter of 2022 were $9.6 million, compared to $9.3 million for the fourth quarter of 2021 and $8.8 million in the same year-ago period. Operating expenses were higher for the first quarter of 2022 compared to the fourth quarter of 2021 due to higher personnel-related costs and professional fees, offset partially by lower travel expenses and from the change in the fair value of contingent consideration recorded in the fourth quarter of 2021. The higher operating expenses for the first quarter of 2022 compared to the same year-ago period were primarily due to higher personnel-related costs, professional fees, marketing-related expenses, and travel expenses. Non-GAAP operating expenses for the first quarter of 2022 were $7.7 million compared to $7.2 million in the fourth quarter of 2021 and $7.0 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP net loss for the first quarter of 2022 was $2.5 million or $(0.25) per share (based on 10.1 million shares), compared to a net loss of $4.6 million or $(0.46) per share (based on 10.1 million shares) for the fourth quarter of 2021 and net income of $0.2 million or $0.02 per share (based on 10.8 million diluted shares) in the same year-ago period. The decrease in net loss compared to the fourth quarter of 2021 was mainly due to higher revenue and gross margins. The increase in net loss compared to the same year-ago period was mainly due to higher operating expenses offset by higher gross profit. Non-GAAP net loss for the first quarter of 2022 was $0.4 million or $(0.04) per share (based on 10.1 million shares), compared to a net loss of $2.3 million or $(0.23) per share (based on 10.1 million shares) for the fourth quarter of 2021 and a non-GAAP net income of $0.3 million or $0.03 per share (based on 10.8 million diluted shares) for the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Adjusted EBITDA for the first quarter of 2022 was $(0.3) million, compared to $(2.1) million for the fourth quarter of 2021 and $0.4 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Second Quarter 2022 Financial Outlook

GAAP

•
Sales are expected to be in the range of $18.5 million to $20.0 million, or $19.25 million at the midpoint
•
GAAP gross margin is expected to be in the range of 38.0% to 42.0%
•
GAAP operating expense is expected to be $9.7 million, plus or minus $200,000
•
GAAP net loss per share is expected to be $0.20 at midpoint

Non-GAAP

•
Non-GAAP gross margin is expected to be in the range of 38.5% to 42.5%
•
Non-GAAP operating expense is expected to be $7.7 million, plus or minus $200,000
•
Non-GAAP net income per share is expected to be $0.01 at midpoint
•
Adjusted EBITDA is expected to be $260,000 at midpoint

Our financial outlook for the three months ending June 30, 2022, including reconciliations of GAAP to non-GAAP measures can be found at the end of this press release.

Conference Call

Airgain, Inc. management will hold a conference call today Tuesday, May 10, 2022, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss financial results for the first quarter ended March 31, 2022.

Airgain management will host the presentation, followed by a question and answer period.

Date: May 10, 2022

Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

Dial-in: (866) 682-6100 or (862) 298-0702

The conference call will be broadcast simultaneously and available here and for replay via the investor relations section of the company's website at investors.airgain.com.

A replay of the webcast will be available via the registration link after 8:00 p.m. Eastern Time on the same day until June 10, 2022.

About Airgain, Inc.

Airgain is a leading provider of advanced wireless connectivity solutions and technologies used to enable high performance networking across a broad range of devices and markets, including consumer, enterprise, and automotive. Airgain's mission is to connect the world through optimized integrated wireless solutions. Combining design-led thinking with testing and development, Airgain's technologies are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices. Through its pedigree in the design, integration, and testing of high-performance embedded antenna technology, Airgain has become a leading provider of integrated communications products that solve critical connectivity needs. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China. For more information, visit airgain.com, or follow Airgain on LinkedIn and Twitter.

Airgain, AirgainConnect, and the Airgain logo are trademarks or registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding our second quarter 2022 financial outlook and demand for our products and prospects for future growth across our markets. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; supply constraints on our and our customer's ability to obtain necessary components in our respective supply chains may negatively affect our sales and operating results; the COVID-19 pandemic may continue to disrupt and otherwise adversely affect our operations and those of our suppliers, partners, distributors and ultimate end customers, and the overall global supply shortage and logistics delays within the supply chain that our products are used in, as well as adversely affecting the general U.S. and global economic conditions and financial markets, and, ultimately, our sales and operating results; our products are subject to intense competition, including competition from the customers to whom we sell and competitive pressures from existing and new companies may harm our business, sales, growth rates, and market share; risks associated with the performance of our products; risks and uncertainties related to management and key personnel changes; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers, including our ability to transition to provide a more diverse solutions capability; we sell to customers who are price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a a small number of contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) attributable to common stockholders (non-GAAP net income (loss)), non-GAAP net income (loss) per (basic or diluted) share (non-GAAP EPS), non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin. We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock awards; interest income, net of interest expense offset by other expense; depreciation and/or amortization; change in the fair value of contingent consideration, acquisition-related expenses, amortization of inventory step-up and provision (benefit) for income taxes. In computing non-GAAP operating expense, we exclude stock-based compensation expense, amortization of intangibles, change in the fair value of contingent consideration and acquisition-related expenses. In computing non-GAAP gross profit and non-GAAP gross margin, we exclude stock-based compensation expense, amortization of inventory step-up and amortization of intangible assets. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash operating expenses; we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period.

Our non-GAAP measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Reconciliations with specific adjustments to GAAP results and outlooks are provided at the end of this release.

Airgain Contact

Jacob Suen

Chief Executive Officer and President

investors@airgain.com

Airgain Investor Contact

Matt Glover

Gateway Group, Inc.

+1 949 574 3860

AIRG@gatewayir.com

Airgain, Inc.

Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$18,655	$14,511
Trade accounts receivable, net	8,179	10,757
Inventory	8,719	8,949
Prepaid expenses and other current assets	1,447	1,272
Total current assets	37,000	35,489
Property and equipment, net	2,647	2,698
Leased right-of-use assets	2,686	2,777
Goodwill	10,845	10,845
Intangible assets, net	13,472	14,229
Other assets	345	352
Total assets	$66,995	$66,390
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,043	$5,474
Accrued compensation	1,468	2,013
Accrued liabilities and other	3,776	2,833
Short-term lease liabilities	844	841
Deferred purchase price liabilities	8,726	8,726
Total current liabilities	21,857	19,887
Deferred tax liability	117	109
Long-term lease liabilities	2,198	2,221
Total liabilities	24,172	22,217
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, par value $0.0001, 200,000 shares authorized; 10,730 shares issued and 10,189 shares outstanding at March 31, 2022; and 10,638 shares issued and 10,097 shares outstanding at December 31, 2021	108,142	106,971
Treasury stock, at cost; 541 shares at March 31, 2022 and December 31, 2021	(5,364)	(5,364)
Accumulated deficit	(59,955)	(57,434)
Total stockholders’ equity	42,823	44,173
Total liabilities and stockholders’ equity	$66,995	$66,390

Airgain, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Sales	$17,522	$14,144	$17,377
Cost of goods sold	10,366	9,279	10,480
Gross profit	7,156	4,865	6,897
Operating expenses:
Research and development	3,242	2,790	2,706
Sales and marketing	2,855	2,797	2,439
General and administrative	3,485	3,361	3,633
Change in fair value of contingent consideration	—	380	—
Total operating expenses	9,582	9,328	8,778
Loss from operations	(2,426)	(4,463)	(1,881)
Other (income) expense:
Interest income, net	—	(5)	(8)
Other expense	10	23	7
Total other (income) expense	10	18	(1)
Loss before income taxes	(2,436)	(4,481)	(1,880)
Provision (benefit) for income taxes	85	165	(2,117)
Net income (loss)	$(2,521)	$(4,646)	$237
Net income (loss) per share:
Basic	$(0.25)	$(0.46)	$0.02
Diluted	$(0.25)	$(0.46)	$0.02
Weighted average shares used in calculating income (loss) per share:
Basic	10,130	10,121	9,869
Diluted	10,130	10,121	10,839

Airgain, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(2,521)	$237
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	168	131
Impairment of fixed assets	8	—
Amortization of intangible assets	757	716
Stock-based compensation	1,241	928
Deferred tax liability	8	(2,302)
Changes in operating assets and liabilities:
Trade accounts receivable	2,578	(3,944)
Inventory	230	278
Prepaid expenses and other current assets	(175)	(451)
Other assets	7	27
Accounts payable	1,572	1,179
Accrued compensation	(735)	(1,263)
Accrued liabilities and other	943	527
Lease liabilities	71	17
Net cash provided by (used in) operating activities	4,152	(3,920)
Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	—	(14,185)
Purchases of property and equipment	(128)	(61)
Net cash used in investing activities	(128)	(14,246)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	120	1,451
Net cash provided by financing activities	120	1,451
Net increase (decrease) in cash, cash equivalents and restricted cash	4,144	(16,715)
Cash, cash equivalents, and restricted cash; beginning of period	14,686	38,348
Cash, cash equivalents, and restricted cash; end of period	$18,830	$21,633

Supplemental disclosure of cash flow information:
Taxes paid	$—	$38
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets recorded upon adoption of ASC 842	$—	$3,199
Leased liabilities recorded upon adoption of ASC 842	$197	$3,519
Operating lease liabilities resulting from right-of-use assets	$—	$—
Accrual of property and equipment	$—	$13

Cash and cash equivalents	$18,655	$21,458
Restricted cash included in current and other assets	$175	175
Total cash, cash equivalents, and restricted cash	$18,830	$21,633

Airgain, Inc.

Sales by Target Market

(in thousands)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Consumer	$6,062	$2,475	$10,296
Enterprise	8,629	8,148	4,382
Automotive	2,831	3,521	2,699
Total sales	$17,522	$14,144	$17,377

Airgain, Inc.

Stock-Based Compensation Expense by Department

(in thousands)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Cost of goods sold	$13	$—	$1
Research and development	267	186	$204
Sales and marketing	287	261	215
General and administrative	674	598	508
Total stock-based compensation expense	$1,241	$1,045	$928

Airgain, Inc. (in thousands) (unaudited)

Reconciliation of GAAP to non-GAAP Gross Profit

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Gross profit	$7,156	$4,865	$6,897
Stock-based compensation	13	—	1
Amortization of intangible assets	89	93	82
Amortization of inventory step-up	—	—	352
Non-GAAP gross profit	$7,258	$4,958	$7,332

Reconciliation of GAAP to non-GAAP Gross Margin

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Gross margin	40.8%	34.4%	39.7%
Stock-based compensation	0.1%	—	—
Amortization of intangible assets	0.5%	0.7%	0.5%
Amortization of inventory step-up	—	—	2.0%
Non-GAAP gross margin	41.4%	35.1%	42.2%

Reconciliation of GAAP to non-GAAP Operating Expenses

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Operating expenses	$9,582	$9,328	$8,778
Stock-based compensation expense	(1,228)	(1,045)	(927)
Amortization of intangible assets	(668)	(663)	(634)
Change in fair value of contingent consideration	—	(380)	—
Acquisition-related expenses	—	—	(189)
Non-GAAP operating expenses	$7,686	$7,240	$7,028

Airgain, Inc.

(in thousands, except per share data)

(unaudited)

Reconciliation of GAAP to non-GAAP Net Income (Loss)

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net income (loss)	$(2,521)	$(4,646)	$237
Stock-based compensation expense	1,241	1,045	928
Amortization of intangible assets	757	756	716
Change in fair value of contingent consideration	—	380	—
Acquisition-related expenses	—	—	189
Amortization of inventory step-up	—	—	352
Other (income) expense	7	16	(8)
Provision (benefit) for income taxes	85	165	(2,117)
Non-GAAP net income (loss) attributable to common stockholders	$(431)	$(2,284)	$297

Non-GAAP net income (loss) per share:
Basic	$(0.04)	$(0.23)	$0.03
Diluted	$(0.04)	$(0.23)	$0.03
Weighted average shares used in calculating non-GAAP net income (loss) per share:
Basic	10,130	10,121	9,869
Diluted	10,130	10,121	10,839

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net income (loss)	$(2,521)	$(4,646)	$237
Stock-based compensation expense	1,241	1,045	928
Depreciation and amortization	925	913	847
Change in fair value of contingent consideration	—	380	—
Amortization of inventory step-up	—	—	352
Acquisition-related expenses	—	—	189
Other (income) expense	7	16	(8)
Provision (benefit) for income taxes	85	165	(2,117)
Adjusted EBITDA	$(263)	$(2,127)	$428

Q2-2022 Financial Outlook

Reconciliations of GAAP to Non-GAAP Gross Margin, Operating Expense, Net Income (Loss), EPS and to Adjusted EBITDA
For the Three Months Ended June 30, 2022
(dollars in millions, except per share data)

Gross Margin Reconciliation:		Operating Expense Reconciliation:
GAAP gross margin	40.0%	GAAP operating expenses	$9.70
Stock-based compensation	0.1%	Stock-based compensation	(1.33)
Amortization	0.4%	Amortization	(0.67)
Non-GAAP gross margin	40.5%	Non-GAAP operating expenses	$7.70

Net Income (Loss) Reconciliation		Net Income (Loss) per Share Reconciliation(1):
GAAP net loss	$(2.04)	GAAP net loss per share	$(0.20)
Stock-based compensation	1.36	Stock-based compensation	0.13
Amortization	0.74	Amortization	0.07
Interest expense, net	(0.01)	Interest expense, net	—
Provision for income taxes	0.05	Provision for income taxes	0.01
Non-GAAP net income	$0.10	Non-GAAP net income per share	$0.01

Adjusted EBITDA Reconciliation
GAAP net loss	$(2.04)
Stock-based compensation	1.36
Depreciation and amortization	0.90
Interest income, net	(0.01)
Provision for income taxes	0.05
Adjusted EBITDA	$0.26

(1) Amounts are based on 10.2 million basic and 11.0 million diluted weighted average shares outstanding.